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                                                                    EXHIBIT 99.4



                             MARSHALL EDWARDS, INC.

                      DIRECTED SHARE SUBSCRIPTION PROGRAM


                               SUBSCRIPTION FORM


     The securityholder named below is subscribing to purchase, pursuant to the terms and conditions of the Marshall Edwards, Inc. Directed Share Subscription Program, the number of common stock units, each unit consisting of one share of common stock, par value $.00000002 per share, and one warrant to purchase one share of common stock, of Marshall Edwards, Inc. indicated on the reverse at a subscription price that will be determined as outlined below. THE DIRECTED SHARE SUBSCRIPTION PROGRAM WILL EXPIRE AT 3:00 P.M. NEW YORK CITY TIME ON THE THIRD BUSINESS DAY AFTER THE INITIAL PUBLIC OFFERING PRICE IS DETERMINED. As described in the preliminary prospectus accompanying this subscription form, each U.S. holder of our common stock, each U.S. holder of Novogen ordinary shares and each U.S. holder of Novogen American Depository Receipts ("ADRs"), in each case who beneficially owned these securities as of the close of business on October 20, 2003, will be eligible to purchase a minimum of 100 units, or one round lot. There is no maximum on the number of units that any one eligible holder may subscribe for under the Directed Share Subscription Program, but the units must be purchased in round lot increments. Eligible holders are not guaranteed to receive the full amount of units that they subscribed for, but each will receive at least one round lot.


     The subscription price per unit under the program will be the same price that all investors will pay in Marshall Edward Inc.'s initial public offering. The price per unit will be determined by negotiations between Marshall Edwards, Inc. and the underwriter of the offering. The factors to be considered in these negotiations are described in the preliminary prospectus accompanying this subscription form under the heading "Determination of Offering Price." Marshall Edwards, Inc. currently anticipates that its initial public offering price will be determined in mid December 2003, but various factors could hasten or delay this determination. Time will not permit Marshall Edwards, Inc. to notify you directly of the subscription price and the expiration date for the program, but it will take the actions described in the accompanying letter to publicize this information.


     The Directed Share Subscription Program and the initial public offering of common stock units are not conditioned upon each other. Marshall Edwards Inc. may decide in its discretion to cancel the Directed Share Subscription Program. If you subscribe for units in the Directed Share Subscription Program, you may be obligated to purchase units even if you are the only subscriber or if the initial public offering is canceled. The Directed Share Subscription Program gives you no right to purchase common stock units if it is cancelled and any subscription funds previously submitted will be promptly returned without interest or deduction.


     No offer to buy securities can be accepted, and no part of the subscription price can be received, until the initial public offering price has been determined and the registration statement, of which the preliminary prospectus accompanying this subscription form is a part, has been declared effective by the SEC. Any subscription forms or payments received before then will be returned to you. All persons electing to subscribe to purchase units must complete the Election to Purchase on the reverse side of this form and the accompanying new client account form and IRS Form W-9 and return them, together with full payment of the subscription price, to the dealer manager at the address set forth below. If you do not properly complete and sign these required forms, your subscription may be rejected. The required forms and full payment of the subscription price must be received by the dealer manager no later than 3:00 p.m. New York City time on the third business day after the initial public offering price is determined. We will not honor any subscriptions received after that time and date. Before completing and returning this subscription form, however, you are urged to read carefully the preliminary prospectus mailed to you with this subscription form for a more complete explanation of the offering and for information about Marshall Edwards, Inc.

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     You should not return the subscription materials or deliver any payment until after we have determined the initial public offering price and the registration statement has been declared effective by the SEC. Any subscription materials or payment received before then will be returned to you. Once the initial public offering price has been determined, we will take the actions described in the accompanying letter to publicize the subscription price and the date by which you must respond to the offer that has been made to you under this program.


     We suggest, for your protection, that you deliver the completed subscription form, new client account form and IRS Form W-9 and payment of the subscription price to the dealer manager by overnight or express mail courier. The address for the dealer manager is as follows:


     By Hand Delivery, Overnight Delivery or
     by Express Mail Courier:
          Janney Montgomery Scott LLC
          16 North Washington Street, 1st Floor
          Easton, MD 21601
          Attention: Richard Grieves, Manager

By Facsimile Transmission and Wire Transfer:



     Fax: 410-822-6025
     Attention: Richard Grieves, Manager
     Wire: Commerce Bank, Philadelphia, PA
     Fax: 215-587-9501
     Tel: 800-677-6310
     ABA #036001808
     A/C Janney Montgomery Scott LLC
     Acct #364003889


                            ------------------------


                              ELECTION TO PURCHASE


     Subject to the terms and conditions of the Directed Share Subscription Program described in the preliminary prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to purchase common stock units of Marshall Edwards, Inc., Inc. as indicated below.


Number of units purchased(1) -------- (NOTE: 100 unit minimum;


                                          round lot increments only)(2)



Per Unit Subscription Price $ --------  Payment enclosed(3) $ --------



     Certificates representing common stock and warrants of Marshall Edwards, Inc. will be issued promptly following the closing of the offering. Such units will be registered in the same manner as set forth below. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If signing for a corporation, an authorized officer must sign and provide title. If signing for a partnership, an authorized partner must sign and indicate title. Please provide a telephone number at which you can be reached in the event that we have questions regarding the information that you have supplied.


Daytime Telephone Number  (   )
----------------------------------------------

Evening Telephone Number  (   )
----------------------------------------------

e-mail address:
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                                        SIGNATURE(S):  --------------------

                                        Dated:  --------------------, 2003


                                        Name:  --------------------


                                        Title:  --------------------

---------------

(1) If the amount enclosed is not sufficient to pay the subscription price for all units that are stated to be purchased, or if the number of units being purchased is not specified, the number of units purchased will be assumed to be the maximum round lot number that could be purchased upon payment of such amount. Any amount remaining after such division shall be promptly returned to the subscriber.



(2) Any order for less than the minimum purchase requirement will be rejected.



(3) The subscription price must be paid by cash, check, wire transfer or money order in U.S. dollars representing "good funds" payable to Janney Montgomery Scott. The payment amount should equal the total units purchased multiplied by the per unit subscription price.


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                              SUBSTITUTE FORM W-9


              DEPARTMENT OF THE TREASURY, INTERNAL REVENUE SERVICE


               PAYER'S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER


              FAILURE TO COMPLETE THIS FORM MAY SUBJECT YOU TO 31%
                        FEDERAL INCOME TAX WITHHOLDING.


Part 1: Please provide your taxpayer identification number (TIN) in the space provided at right and certify by signing and dating below


TIN
---------------------------------------------------------
          Social Security or Employer
            Identification Number

Part 2:  Check the box if you are awaiting a TIN [       ]

Part 3: Certification -- under penalties of perjury, I certify that (1) the number shown on this form is my correct taxpayer identification number (or a TIN has not issued to me but I have mailed or delivered an application to receive a TIN or intend to do so in the near future), (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding, and (3) all other information provided on this form is true, correct and complete.

Dated: --------------------, 2003                Signature: --------------------

You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

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